AMENDMENT NUMBER ONE
                                    TO THE
                         GEORGIA-PACIFIC CORPORATION
                 KEY SALARIED EMPLOYEES GROUP INSURANCE PLAN
                                PRE-1987 GROUP
             (As Amended and Restated Effective January 1, 1987)


         Pursuant to the authority granted to the Board of Directors of Georgia-Pacific Corporation (the "Board") to amend the Georgia-Pacific Corporation Key Salaried Employees Group Insurance Plan/Pre-1987 Group (the "Plan") and in accordance with a resolution of the Board adopted July 29, 1991, the Plan has been amended effective January 1, 1991 as follows:

         1. The last sentence of Section 2.3b of the Plan is amended and restated as follows:

        "Pursuant to the three (3) foregoing alternatives, the Participant (or the Participant's beneficiary(ies)) will also receive a bonus with respect to each distribution under the selected alternative equal to the product of the amount of the distribution and the fraction

                                 T

                                1-T

        where T equals the sum of the highest statutory marginal federal and Georgia income tax rates, expressed in decimal form, applicable to individuals resident in Georgia on personal service income. For purposes of calculating the above-described fraction, the ``highest statutory marginal federal and Georgia income tax rates'' shall be the appropriate rates in effect at the time the affected distribution is made. The bonus shall not be distributed to the Participant (or the Participant's beneficiary(ies)) but shall be withheld for taxes."

         2.   Section 2.4 of the Plan is amended and restated as follows:

        2.4  Additional Compensation to Participants


         In addition to the basic annual salary paid to a Participant, the Company agrees to pay, to each actively employed Participant, a bonus equal to the product of the taxable value of the Company-provided death benefit coverage as determined under applicable law and the fraction


                                 T

                                1-T

         where T equals the sum of the highest statutory marginal federal and Georgia income tax rates, expressed in decimal form, applicable to individuals resident in Georgia on personal service income. For purposes of calculating the above-described fraction, the "highest statutory marginal federal and Georgia income tax rates" shall be the appropriate rates in effect at the time the affected distribution is made. The bonus shall not be distributed to the Participant (or the Participant's beneficiary(ies)) but shall be withheld for taxes."